EXHIBIT 2

                                MERGER AGREEMENT


         THIS MERGER AGREEMENT (the "Agreement") is entered into on September ___, 2000, by and among MEDICAL TECHNOLOGY VENTURES, INC., a Delaware corporation ("MTV") and HEMOKINETICS, INC., a District of Columbia corporation ("Hemokinetics").

                                    RECITALS

         The Boards of Directors of Hemokinetics and MTV believe that the merger of Hemokinetics with and into MTV would be advantageous and beneficial and in the best interests of MTV and Hemokinetics and their respective shareholders.

         It is the intention of the parties hereto that: (i) Hemokinetics shall be merged with and into MTV (the "Merger") (ii) effective as of Closing, each outstanding share of the common stock of Hemokinetics will be converted into a number of shares of the Merger Stock (as hereafter defined) equal to the number of shares of Merger Stock divided by the number of shares of Hemokinetics common stock outstanding as of the Closing Date; (ii) the issuance of the Merger Stock shall be registered under the Securities Act of 1933, as amended (the "Securities Act"), and under applicable state securities laws; and (iii) the Merger shall qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound, the parties hereto agree as follows:

         1.       RECITALS AND DEFINITIONS.

                  (a) The foregoing RECITALS are true and correct, and are incorporated herein and made a part hereof.

                  (b) For purposes of this Agreement, the terms set forth below shall have the following meanings:

         MTV STATEMENTS             -       audited financial statements of MTV as of and for the fiscal year ended December 31, 1999

         HEMOKINETICS

         STATEMENTS                 -       audited financial statements of Hemokinetics as of and for the fiscal year ended June 30, 1999, and unaudited financial
                                            statements of Hemokinetics as of and for the six months
                                            ended December 31, 1999

                                        2


<




         CLOSING                    -       the consummation of the transaction of events set forth in
                                            Section 11 hereof

         CLOSING DATE               -       the day on which the Closing is held as set forth in Section 7 hereof and the time that Articles of Merger are filed in
                                            accordance with the laws of the State of Delaware and the
                                            District of Columbia

         COMMON STOCK               -       Common Stock, $.001 par value per share, of MTV

         MERGER                     -       the merger of Hemokinetics with and into MTV which will
                                            result in the conversion of each outstanding share of the
                                            common stock of Hemokinetics into shares of the Merger
                                            Stock

         MERGER STOCK               -       254,795 shares of MTV Common Stock

         2.       THE MERGER.

                  (a) Hemokinetics and MTV agree that on the Closing Date Hemokinetics shall be merged with and into MTV, which shall be the surviving corporation. Pursuant to the Merger, each share of common stock of Hemokinetics issued and outstanding immediately prior to the Closing shall, without any action on the part of the holder thereof, be converted into a number of shares of the Merger Stock (as hereafter defined) equal to the number of shares of Merger Stock divided by the number of shares of Hemokinetics common stock outstanding as of the Closing Date. No other consideration shall be payable to the Hemokinetics stockholders in connection with the Merger. The issuance of the Merger Stock will be registered pursuant to the Securities Act and applicable state securities laws.

                  (b) From and after the Closing, the Articles of Incorporation and Bylaws of MTV as in effect immediately prior to the Closing shall be the Articles of Incorporation and Bylaws of MTV, as the surviving corporation, until further amended.

         3. REPRESENTATIONS AND WARRANTIES OF MTV. As a material inducement to Hemokinetics to enter into this Agreement and consummate the transactions contemplated hereby, MTV makes the following representations and warranties to Hemokinetics. The representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing Date as though made on and as of such date.

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



                  (a) DUE ORGANIZATION. MTV is a corporation duly organized and validly existing; its status is active; it is qualified to do business and in good standing in each state where the properties owned, leased or operated, or the business conducted, by them require such qualification and where failure to so qualify would have a material adverse effect on their financial condition, properties, business or results of operations. MTV has the power to own its properties and assets and to carry on its business as now presently conducted.

                  (b) CAPITALIZATION. The authorized capitalization of MTV consists of 20,000,000 shares of $.001 par value common stock of which 2,293,155 shares are currently issued and outstanding. All issued and outstanding shares are duly authorized, validly issued, fully paid and non-assessable, and have been issued in compliance with applicable federal and state securities laws and regulations. Except for the foregoing, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights or options to issue any of MTV's securities.

                  (c) SHARES OF MERGER STOCK; NATURE OF TRANSACTIONS. The Merger Stock will be validly and legally issued, free and clear of all liens, encumbrances, transfer fees and preemptive rights, and will be fully paid and non-assessable. When consummated, the transactions provided in this Agreement, including the issuance and delivery of the Merger Stock, will constitute a tax-free reorganization under Section 368(a)(1)(A) of the Code.

                  (d) MTV STATEMENTS. Schedule 3(d) contains the MTV Statements. The MTV Statements and financial information contained therein present fairly the financial condition of MTV for the periods covered (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material to MTV, taken as a whole, in amount or effect). The MTV Statements have been prepared in accordance with generally accepted accounting principles, consistently applied. The books and records of MTV, financial and other, are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

                  (e) UNDISCLOSED LIABILITIES. MTV does not have any liabilities or obligations of any nature, fixed or contingent, matured or unmatured, that are not shown or otherwise provided for in MTV Statements, except for liabilities and obligations arising subsequent to the date of MTV Statements in the ordinary course of business, none of which individually or in the aggregate will be materially adverse to the business or financial condition of MTV. There are no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 of the Financial Accounting Standards Board) of MTV that will not be adequately provided for.

                  (f) MATERIAL ADVERSE CHANGE. Since the date of the most recent MTV Statements, the business of MTV has been operated in the ordinary course and there has not been:

                           (i)      Any material adverse change in the business,
condition (financial or otherwise), results of operations, prospects, properties, assets, liabilities, earnings or net worth of MTV for such period or at any time during such period.

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                           (ii)     Any material damage, destruction or loss
(whether or not covered by insurance) affecting MTV or its assets, properties or businesses.

                           (iii)    Any declaration, setting aside or payment
of any dividend or other distribution in respect of any shares of the capital stock of MTV, or any direct or indirect redemption, purchase or other acquisition of any such stock or any agreement to do so.

                           (iv)     Any issuance or sale by MTV, or agreement by
MTV to sell or pledge any of its securities. No irrevocable proxies have been given with respect to any securities of MTV.

                           (v)      Any statute, rule, regulation or order
adopted by any governmental body, agency or authority (including orders of regulatory authorities with jurisdiction over MTV) that materially and adversely affects MTV or its business or financial condition.

                           (vi)     Any material increase in the rate of
compensation or in bonus or commission payments payable or to become payable to any of the salaried employees of MTV; provided, however, that this subsection shall not restrict or limit MTV in any way from hiring additional personnel who are required for their operations.

                           (vii)    Any other events or conditions of any
character that may reasonably be expected to have a materially adverse effect on MTV or their business or financial condition.

                  (g) LITIGATION. There are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or, to the knowledge of MTV, threatened against MTV, whether at law or in equity, or before or by any federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, nor does MTV know of any basis for any such action, suit, claim, investigation or proceeding.

                  (h) COMPLIANCE: GOVERNMENTAL AUTHORIZATIONS. MTV has complied in all material respects with all federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including without limitation, federal and state securities, banking collection and consumer protection laws and regulations that, if not complied with, would materially and adversely affect its businesses. MTV has all federal, state, local and foreign governmental licenses and permits necessary for the conduct of its business. Such licenses and permits are in full force and effect. MTV knows of no violations of any such licenses or permits. No proceedings are pending or threatened to revoke or limit the use of such licenses or permits.

                  (i) TAX MATTERS. MTV has, or at the time of the Closing hereunder will have, filed all federal, state and local tax or related returns and reports due or required to be filed, which reports will accurately reflect in all material respects the amount of taxes due. MTV has paid all amounts or taxes or assessments that would be delinquent if not paid as of the date of this Agreement, and will have paid such required amounts as of the Closing Date. There are no tax liens with respect to any properties owned by MTV.

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



                  (j) DUE AUTHORIZATION. Subject only to approval of this Agreement by MTV's shareholders, this Agreement has been duly authorized, executed and delivered by MTV and constitutes a valid and binding agreement of MTV enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate any order, writ, injunction or decree of any court or governmental authority, or violate or conflict with in any material respect or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) any provisions of MTV's Articles of Incorporation or Bylaws, the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which MTV is a party or by which MTV or its properties may be bound, or violates any statute, law, rule or regulation applicable to MTV. No consent or approval by any governmental authority is required in connection with the execution and delivery by MTV of this Agreement or the consummation of the transactions contemplated hereby.

                  (k) FULL DISCLOSURE. MTV has not, and will not have at the Closing Date, withheld disclosure of any events, conditions, and facts of which it may have knowledge and that may materially and adversely affect the business or prospects of Hemokinetics.

                  (l) BROKERAGE FEES. MTV has not incurred, and will not incur, any liability for brokerage or finder's fees or similar charges in connection with this Agreement.

                  (m) NO APPROVALS REQUIRED. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery by MTV of this Agreement or the consummation of the transactions described herein, except to the extent that MTV may be required to file reports in accordance with relevant regulations under federal and state securities laws.

         4. REPRESENTATIONS AND WARRANTIES OF HEMOKINETICS. Hemokinetics, as a material inducement to MTV to enter into this Agreement and consummate the transactions contemplated hereby, makes the following representations and warranties to MTV, which representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing Date as though made on and as of such date.

                  (a) DUE ORGANIZATION. Hemokinetics is a corporation duly organized, validly existing and in good standing under the laws of the District of Columbia. Hemokinetics has the corporate power to own its property and to carry on its business as now presently conducted.

                  (b) CAPITALIZATION. The authorized capital stock of Hemokinetics consists of 26,250,000 shares of Common Stock Class A, $.01 par value, of which 1,309,998.2 shares are

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



outstanding as of the date of this Agreement. All of the outstanding shares of Common Stock have been validly issued and are fully paid and non-assessable. Hemokinetics has no shares of Common Stock reserved for issuance and there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued Common Stock or other securities of Hemokinetics obligating Hemokinetics to issue any securities.

                  (c) HEMOKINETICS STATEMENTS. Schedule 4(c) contains the Hemokinetics Statements. The Hemokinetics Statements fairly present the financial position of Hemokinetics as of the date thereof. The books and records, financial and other, of Hemokinetics are in all material respects complete and correct.

                  (d) UNDISCLOSED LIABILITIES. Hemokinetics has no liabilities or obligations of any nature, fixed or contingently matured or unmatured, that are not shown or otherwise provided for in Hemokinetics Statements or have not been disclosed to MTV.

                  (e) MATERIAL ADVERSE CHANGE. Since the date of the most recent Hemokinetics Statements, the business of Hemokinetics has been operated in the ordinary course and there has not been:

                           (i)      Any material adverse change in the business,
condition (financial or otherwise), results of operations, prospects, properties, assets, liabilities, earnings or net worth of Hemokinetics for such period or at any time during such period.

                           (ii)     Any material damage, destruction or loss
(whether or not covered by insurance) affecting Hemokinetics or its assets, properties or businesses.

                           (iii)    Any declaration, setting aside or payment of
any dividend or other distribution in respect of any shares of the capital stock of Hemokinetics, or any direct or indirect redemption, purchase or other acquisition of any such stock or any agreement to do so.

                           (iv)     Any issuance or sale by Hemokinetics, or
agreement by Hemokinetics to sell or pledge any of its securities. No irrevocable proxies been given with respect to any securities of Hemokinetics.

                           (v)      Any statute, rule, regulation or order
adopted by any governmental body, agency or authority (including orders of regulatory authorities with jurisdiction over Hemokinetics) that materially and adversely affects Hemokinetics or its business or financial condition.

                           (vi)     Any material increase in the rate of
compensation or in bonus or commission payments payable or to become payable to any of the salaried employees of Hemokinetics.

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



                           (vii)    Any other events or conditions of any
character that may reasonably be expected to have a materially adverse effect on Hemokinetics or its business or financial condition.

                  (f) LITIGATION. There are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending against Hemokinetics, its assets or business, whether at law or in equity, or before or by any federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, nor does Hemokinetics know of a threat of, or any basis for, any such action, suit, claim, investigation or proceeding.

                  (g) COMPLIANCE: GOVERNMENTAL AUTHORIZATIONS. Hemokinetics has complied in all material respects with all federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including without limitation, federal and state securities, banking collection and consumer protection laws and regulations that, if not complied with, would materially and adversely affect its businesses. Hemokinetics has all federal, state, local and foreign governmental licenses and permits necessary for the conduct of its business. Such licenses and permits are in full force and effect. Hemokinetics knows of no violations of any such licenses or permits. No proceedings are pending or threatened to revoke or limit the use of such licenses or permits.

                  (h) TAX MATTERS. Hemokinetics has filed all federal, state and local, tax or related returns and reports due or required to be filed, which reports accurately reflect in all material respects the amount of taxes due. Hemokinetics has paid all taxes or assessments that have become due, other than taxes or charges being contested in good faith or not yet finally determined. Hemokinetics is not aware of any tax liens with respect to any properties owned by Hemokinetics.

                  (i) DUE AUTHORIZATION. Subject only to approval of this Agreement by Hemokinetics' shareholders, this Agreement has been duly authorized, executed and delivered by Hemokinetics and constitutes a valid and binding agreement of Hemokinetics enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate any order, writ, injunction or decree of any court or governmental authority, or violate or conflict with in any material respect or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) any provisions of Hemokinetics' Articles of Incorporation or Bylaws, the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which Hemokinetics is a party or by which Hemokinetics or its properties may be bound, or violates any statute, law, rule or regulation applicable to Hemokinetics. No consent or approval by any governmental authority is required in connection with the execution

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and delivery by Hemokinetics of this Agreement or the consummation of the transactions contemplated hereby.

                  (j) FULL DISCLOSURE. Hemokinetics has not, and will not have at the Closing Date, withheld disclosure of any events, conditions, and facts of which it may have knowledge and that may materially and adversely affect the business or prospects of Hemokinetics.

                  (k) BROKERAGE FEES. Hemokinetics has not incurred, and will not incur, any liability for brokerage or finder's fees or similar charges in connection with this Agreement.

                  (l) NO APPROVALS REQUIRED. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery by Hemokinetics of this Agreement or the consummation of the transactions described herein, except to the extent that Hemokinetics may be required to file reports in accordance with relevant regulations under federal and state securities laws.

         5. COVENANTS AND AGREEMENTS. The parties covenant and agree as follows:

                  (a) CONDUCT OF BUSINESS. From the date hereof through the date of the Closing, Hemokinetics and MTV shall conduct their respective businesses in the ordinary course and in material compliance with all requirements of law to which they are subject, keep their respective business and properties substantially intact.

                  (b) LITIGATION. Hemokinetics and MTV shall promptly notify each other of any lawsuit, claims, proceedings or investigations which after the date hereof are threatened or commenced against it or against any officer, director, employee, affiliate or consultant of it, with respect to the transactions contemplated hereby or which reasonably could be expected to have a material adverse effect.

                  (c) SHAREHOLDER APPROVAL. At the earliest practicable date following the date hereof, each of MTV and Hemokinetics shall obtain their respective shareholders' approval adopting this Agreement and approving the Merger.

                  (d) ISSUANCE OF CAPITAL STOCK. Neither MTV nor Hemokinetics shall issue, commit to issue, redeem or purchase, or amend the terms of, any of its capital stock after the date hereof.

                  (e) NOTIFICATION OF CERTAIN EVENTS. Each of MTV and Hemokinetics shall promptly be given notice by the other of any event, condition or circumstance occurring from the date hereof through the Closing Date which would constitute or which would, with the passage of time or giving notice or both, constitute a violation or breach of any representation or warranty contained herein occurring with respect to the party required to give notice pursuant to this Section.

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                  (f) TAX TREATMENT. MTV and Hemokinetics undertake and agree to take no action which would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and agree that they will file no tax returns or otherwise take a position inconsistent with such tax treatment.

         6. DUE DILIGENCE AND TERMINATION. Hemokinetics and MTV each shall be entitled to conduct, and all of the parties agree to cooperate in the conduct of, such due diligence as Hemokinetics or MTV may wish to conduct prior to and on the Closing Date to verify the truth, accuracy and completeness of representations and warranties of the other parties to this Agreement. Either party may terminate this Agreement without liability to the other if the Merger has not been completed by December 31, 2000.

         7. CLOSING DATE. Both parties will diligently and continuously pursue the actions required to close the Merger as soon as possible, using best efforts to close by September 29, 2000. Either party may extend the Closing Date upon demonstration to the reasonable satisfaction of the other party that they are diligently pursuing the performance of, and compliance with, all conditions precedent to their obligations hereunder.

         8. CONDITIONS PRECEDENT TO OBLIGATIONS OF MTV. All obligations of MTV under this Agreement are subject to the fulfillment, prior to or on the Closing Date (unless otherwise stated herein), of each of the following conditions, any one or all of which may be waived by MTV:

                  (a) The shareholders of Hemokinetics and MTV shall have approved the execution of this Agreement and the Merger thereby.

                  (b) The representations and warranties made by Hemokinetics contained in this Agreement or in any certificate or document delivered to MTV pursuant to the provisions hereof at the Closing shall be true in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

                  (c) Hemokinetics shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  (d) Any Due Diligence Examination by MTV prior to the Closing Date shall not have resulted in the discovery of any materially adverse information concerning the business, condition (financial or otherwise), results of operations, prospects, properties, assets, liabilities, earnings or net worth of Hemokinetics.

         9. CONDITIONS PRECEDENT TO OBLIGATIONS OF HEMOKINETICS. All obligations of Hemokinetics under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or all of which may be waived in writing by Hemokinetics:

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                  (a) The shareholders of MTV and Hemokinetics shall have
approved the execution of this Agreement and the Merger thereby.

                  (b) The representations and warranties made by MTV contained in this Agreement or in any certificate or document delivered to Hemokinetics pursuant to the provisions hereof at the Closing shall be true in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

                  (c) MTV shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  (d) Any Due Diligence Examination by Hemokinetics prior to the Closing Date shall not have resulted in the discovery of any materially adverse information concerning the business, condition (financial or otherwise), results of operations, prospects, properties, assets, liabilities, earnings or net worth of MTV.

         10. NATURE OF REPRESENTATIONS AND WARRANTIES. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for, and any investigation that they might have made or any other representations, warranties, covenants, agreements, promises or information, written or oral, made by the other party or parties or any other person shall not be deemed a waiver of any breach of any such representation, warranty, covenant or agreement.

         11. CLOSING. At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

                  (a) Hemokinetics will deliver, or cause to be delivered, to MTV the following:

                           (i)      All corporate records of Hemokinetics,
including without limitation corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the Closing Date), stock books, stock transfer books, corporate seals, and such other corporate books and records as may reasonably be requested by MTV and its counsel.

                           (ii)     A Certificate of Status from the Secretary
of State of the District of Columbia, dated at or about the Closing Date, to the effect that such corporation is in good standing under the laws of the District of Columbia.

                           (iii)    Copies of resolutions of the Board of
Directors and Shareholders of Hemokinetics authorizing the transactions contemplated under this Agreement.

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                           (iv)     Such documents as may be needed to
accomplish the Merger under the corporate laws of the District of Columbia.

                           (v)      Such other instruments, documents and
certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or that may be reasonably requested in furtherance of the provisions of this Agreement.

                  (b)      MTV will deliver or cause to be delivered to
Hemokinetics:

                           (i)      Stock issuance instructions to MTV's
transfer agent for the conversion of Hemokinetics common stock to MTV common stock, within five business days after the Closing Date.

                           (ii)     A Certificate of Status for MTV from the
Secretary of State of Delaware, dated at or about the Closing Date, to the effect that such corporation is in good standing under the laws of Delaware.

                           (iii)    Copies of resolutions of the Board of
Directors and Shareholders of MTV authorizing the transactions contemplated under this Agreement.

                           (iv)     Such documents as may be needed to
accomplish the Merger under the corporate laws of the State of Delaware.

                           (v)      Such other instruments, documents and
certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or that may be reasonably requested in furtherance of the provisions of this Agreement.

         12.      MISCELLANEOUS.

                  (a) FURTHER ASSURANCES. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such further action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

                  (b) TIME.  Time is of the essence.

                  (c) SURVIVAL OF REPRESENTATIONS. All covenants and agreements made herein shall survive the Closing through all applicable statutes of limitation. All covenants and agreements by or on behalf of the parties hereto that are contained or incorporated in this Agreement shall bind and inure to the benefit of the successors and assigns of all parties hereto.

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                  (d) ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

                  (e) AMENDMENT. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

                  (f) CHOICE OF LAW. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Florida (except insofar as District of Columbia and Delaware law shall govern the Merger and the corporate actions of the parties contemplated hereby).

                  (g) HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this agreement.

                  (h) CONSTRUCTION. The parties hereto and their respective legal counsel participated in the preparation of this Agreement; therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

                  (i) EFFECT OF WAIVER. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

                  (j) SEVERABILITY. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (k) ENFORCEMENT. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. The parties hereto acknowledge and agree that any party's remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and such breach or threatened breach shall be per se deemed as causing irreparable harm to such party. Therefore, in the event of such breach or threatened breach, the parties hereto agree that, in addition to any available remedy at law, including but not limited to monetary damages, an aggrieved party, without posting any bond, shall

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be entitled to obtain, and the offending party agrees not to oppose the aggrieved party's request for, equitable relief in the form of specific enforcement, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available to the aggrieved party.

                  (l) BINDING NATURE. This Agreement will be binding upon and will inure to the benefit of any successor or successors of the parties hereto.

                  (m) NO THIRD-PARTY BENEFICIARIES. No person shall be deemed to possess any third-party beneficiary right pursuant to this Agreement. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Agreement.

                  (n) EXPENSES. All expenses incident to the preparation of documents for, and closing of, the Merger will be borne by MTV.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                HEMOKINETICS, INC.


                                By:    /S/ EDWARD G. GREGER
                                   -----------------------------------
                                     Edward G. Greger. M.D., President


                                MEDICAL TECHNOLOGY VENTURES, INC.


                                By:   /S/ GIL DORLAND
                                   -----------------------------------
                                     Gil Dorland, President

List of Schedules:

Schedule 3(d)     - MTV Financial Statements
Schedule 4(c)     - Hemokinetics Financial Statements

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